EXHIBIT 10.2(a)


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                   dated as of

                                 August 4, 1999

                                     between

                        RECKSON SERVICE INDUSTRIES, INC.,
                                   as Borrower

                                       and

                      RECKSON OPERATING PARTNERSHIP, L.P.,
                                    as Lender

                          relating to the operations of

                     RECKSON STRATEGIC VENTURE PARTNERS, LLC


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                          Table of Contents

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                                   ARTICLE I.
                                   DEFINITIONS

Section 1.1       Definitions................................................1
                  (a)      Terms Generally...................................1
                  (b)      Other Terms.......................................1

                                   ARTICLE II.
                          THE REVOLVING CREDIT FACILITY

Section 2.1       Commitment and Loans.......................................7
Section 2.2       Borrowing Procedure........................................7
Section 2.3       Termination and Reduction of Commitment....................7
Section 2.4       Repayment..................................................8
Section 2.5       Optional Prepayment........................................8

                                  ARTICLE III.
                                INTEREST AND FEES

Section 3.1       Interest Rate..............................................8
Section 3.2       Interest on Overdue Amounts................................8
Section 3.3       Maximum Interest Rate......................................9

                                 ARTICLE IV.
                            DISBURSEMENT AND PAYMENT

Section 4.1       Method and Time of Payments................................9
Section 4.2       Compensation for Losses....................................0
Section 4.3       Withholding and Additional Costs...........................0
                  (a)      Withholding.......................................0
                  (b)      Additional Costs..................................0
                  (c)      Certificate, Etc..................................1
Section 4.4       Expenses; Indemnity........................................1
Section 4.5       Survival...................................................2

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

Section 5.1       Representations and Warranties.............................2
                  (a)      Good Standing and Power...........................2
                  (b)      Authority.........................................2
                  (c)      Authorizations....................................2
                  (d)      Binding Obligation................................2
                  (e)      Litigation........................................3

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                  (f)      No Conflicts......................................3
                  (g)      Taxes.............................................3
                  (h)      Properties........................................3
                  (i)      Compliance with Laws and Charter Documents........3
                  (j)      No Material Adverse Effect........................3
                  (k)      Disclosure........................................4
Section 5.2       Survival...................................................4

                                   ARTICLE VI.
                              CONDITIONS PRECEDENT

Section 6.1       Conditions to the Availability of the Commitment and Letters
                    of Credit................................................14
                  (a)      This Agreement....................................14
                  (b)      Certificate of Incorporation and By-Laws..........14
                  (c)      Representations and Warranties....................14
                  (d)      Other Documents...................................15
Section 6.2       Conditions to All Loans and Letters of Credit..............15
                  (a)      Borrowing Request.................................15
                  (b)      No Default........................................15
                  (c)      Debt-to-Equity Ratio..............................15
                  (d)      Representations and Warranties; Covenants.........15
                  (e)      REIT Status of Reckson............................15
                  (f)      Certain Loans Subject to Reckson's Approval.......15
Section 6.3       Satisfaction of Conditions Precedent.......................15

                                  ARTICLE VII.
                                    COVENANTS

Section 7.1       Affirmative Covenants......................................16
                  (a)      Financial Statements; Compliance Certificates.....16
                  (b)      Existence.........................................16
                  (c)      Compliance with Law and Agreements................16
                  (d)      Authorizations....................................17
                  (e)      Inspection........................................17
                  (f)      Maintenance of Records............................17
                  (g)      Notice of Defaults and Adverse Developments.......17
Section 7.2       Negative Covenants.........................................17
                  (a)      Mergers, Consolidations and Sales of Assets.......17
                  (b)      Liens.............................................17
                  (c)      Indebtedness......................................18
                  (d)      Dividends.........................................18
                  (e)      Certain Amendments................................18


                                  ARTICLE VIII.
                                EVENTS OF DEFAULT

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Section 8.1       Events of Default..........................................18

                                   ARTICLE IX.
                          EVIDENCE OF LOANS; TRANSFERS

Section 9.1       Evidence of Loans and Letters of Credit....................20

                                   ARTICLE X.
                                LETTERS OF CREDIT

Section 10.1      Letters of Credit..........................................20
                  (a)      Types and Amounts.................................20
                  (b)      Conditions........................................21
                  (c)      Issuance of Letters of Credit.....................21
                  (d)      Reimbursement Obligations; Duties of the Lender...22
                  (e)      Payment of Reimbursement Obligations..............22
                  (f)      Letter of Credit Fee Charges......................22
                  (g)      Letter of Credit Reporting Requirements...........23
                  (h)      Indemnification; Exoneration......................23

                                   ARTICLE XI.
                                  MISCELLANEOUS

Section 11.1      Applicable Law.............................................24
Section 11.2      Waiver of Jury.............................................24
Section 11.3      Jurisdiction and Venue; Service of Process.................24
Section 11.4      Confidentiality............................................24
Section 11.5      Amendments and Waivers.....................................25
Section 11.6      Cumulative Rights; No Waiver...............................25
Section 11.7      Notices....................................................25
Section 11.8      Certain Acknowledgments....................................26
Section 11.9      Separability...............................................26
Section 11.10     Parties in Interest........................................26
Section 11.11     Execution in Counterparts..................................26

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                  AMENDED AND RESTATED CREDIT  AGREEMENT,  dated as of August 4,
1999, between Reckson Service Industries, Inc., a Delaware corporation, and Reckson Operating Partnership, L.P., a Delaware limited partnership, relating to the operations of Reckson Strategic Venture Partners, LLC ("RSVP").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested the Lender to commit to lend to the Borrower up to $100 million on a revolving basis for investment in RSVP;

                  WHEREAS, the Lender is willing to make revolving credit loans on the terms and conditions provided herein; and

                  WHEREAS, the parties hereto desire to amend and restate their credit agreement dated June 15, 1998 to allow for the issuance of one or more Letters of Credit in favor of the Lender for the benefit of the Borrower;

                  NOW, THEREFORE, the parties agree as follows:

                                   DEFINITIONS

            Section 1.1 Definitions.

            (a) Terms Genezrally. The definitions ascribed to terms in this Agreement apply equally to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall be deemed to include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be interpreted as if followed by the phrase "without limitation". The phrase "individually or in the aggregate" shall be deemed general in scope and not to refer to any specific Section or clause of this Agreement. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The table of contents, headings and captions herein shall not be given effect in interpreting or construing the provisions of this Agreement. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

            (b) Other Terms. The following terms have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

                  "Adjusted Indebtedness" means, with respect to the Borrower, the Borrower's Indebtedness determined without regard for any amounts described in clause (viii) of the definition of "Indebtedness."
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                  "Affiliate"  means,  with  respect  to any  Person,  any other
         Person that controls, is controlled by, or is under common control with, such Person.

                  "Agreement" means this credit agreement, as it may be amended, modified or supplemented from time to time.

                  "Available  Commitment"  means, on any day, an amount equal to
         (i) the Commitment on such day minus (ii) the aggregate outstanding principal amount of Loans on such day.

                  "Borrower" means Reckson Service Industries, Inc., a Delaware corporation.

                  "Borrowing Date" means, with respect to any Loan or Letter of Credit, the Business Day set forth in the relevant Borrowing Request as the date upon which the Borrower desires to borrow such Loan or Letter of Credit;

                  "Borrowing Request" means a request by the Borrower for a Loan or a Letter of Credit, which shall specify (i) the requested Borrowing Date and (ii) the aggregate amount of such Loan or Letter of Credit.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

                  "Capital Lease Obligations" means, with respect to any Person, the obligation of such Person to pay rent or other amounts under any lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a consolidated balance sheet of such Person.

                  "Commercial Letter of Credit" means any documentary letter of credit issued by an Issuing Bank pursuant to Section 10.1 for the account of the Lender on behalf of the Borrower.

                  "Commitment" means $100 million, less (i) the amount of loans made by the Lender to the Borrower for the funding of investments made by RSVP prior to the spin-off distribution of shares of common stock of the Borrower by Reckson and (ii) the amount of any investments made by the Lender in joint venture investments made with RSVP, and as such amount may be reduced from time to time pursuant to Section 2.3.

                  "Commitment  Termination  Date"  means the earlier to occur of
         (i) June 15, 2003 and (ii) the date, if any, on which the Commitment is terminated.

                  "Confidential Information" means information delivered to the Lender by or on behalf of the Borrower in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is confidential or proprietary in nature at the time it is so delivered or information obtained by the Lender in the course of its review of the books or records of the Borrower contemplated herein; provided that such term shall not include information W that was publicly known or otherwise known to the Lender prior

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          to the  time  of  such  disclosure,  (ii)  that  subsequently  becomes publicly known through no act or omission by the Lender or any Person acting on the Lender's behalf, (iii) that otherwise becomes known to the Lender other than through disclosure by the Borrower or (iv) that constitutes financial information delivered to the Lender that is otherwise publicly available.

                  "Credit Obligations" means, at any particular time, the sum of
         (i) the  outstanding  principal  amount of the Loans at such time, plus
         (ii) the Letter of Credit Obligations at such time.

                  "Default" means any event or circumstance which, with the giving of notice or the passage of time, or both, would be an Event of Default.

                  "EBITDA" means for any fiscal period, the Consolidated Net Income or Consolidated Net Loss, as the case may be, for such fiscal period, after restoring thereto amounts deducted for (a) extraordinary losses (or deducting therefrom any amounts included therein on account of extraordinary gains) and special charges, (b) depreciation and amortization (including write-offs or write-downs) and special charges,
         (c) the amount of interest expense of the Borrower and its Subsidiaries, if any, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated indebtedness, (d) the amount of tax expense of the Borrower and its Subsidiaries, if any, determined on a consolidated basis in accordance with GAAP, for such period and (e) the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, if any, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

                  "Effective  Date"  has the  meaning  assigned  to such term in
         Section 6.1.

                  "Event of Default"  has the  meaning  assigned to such term in
         Section 8.1.

                  "GAAP" means generally accepted accounting principles, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession of the United States of America.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranty" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person (i) to purchase or pay

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          (or  advance or supply  funds for the  purchase  or  payment  of) such
          Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or the financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness. The term "Guaranteed" shall have the corresponding meaning.

                  "Indebtedness" means, with respect to any Person, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letters of credit, bankers' acceptances, interest rate swap agreements, interest rate cap agreements or other similar instruments, including currency swaps) other than indebtedness to trade creditors and service providers incurred in the ordinary course of business and payable on usual and customary terms, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the remedies available to the seller or lender under such agreement are limited to repossession or sale of such property), (iv) all Capital Lease Obligations of such Person, (v) all obligations of the types described in clauses (i), (ii), (iii) or (iv) above secured by (or for which the obligee has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property (including accounts, contract rights and other intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all preferred stock issued by such Person which is redeemable, prior to full satisfaction of the Borrower's obligations under this Agreement (including repayment in full of the Loans and all interest accrued thereon), other than at the option of such Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,
         (vii) all Indebtedness of others Guaranteed by such Person and (viii) all Indebtedness of any partnership of which such Person is a general partner.

                  "Indemnitee" has the meaning assigned to such term in Section 4.4(b).

                  "Intercompany Agreement" means the intercompany agreement, dated as of the date hereof, by and between the Borrower and the Lender.

                  "Interest Period" means, with respect to any Loan, each three-month period commencing on the date such Loan is made or at the end of the preceding Interest Period, as the case may be; provided, however, that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
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

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month; and

                  (iii) any Interest Period that would otherwise end after the Commitment Termination Date then in effect shall end on such Commitment Termination Date.

                  "Issuing Bank" means The Chase Manhattan Bank or such other banking institution selected by the parties hereto to issue a Letter of Credit pursuant to Section 10.1(c)(ii) hereof.

                  "Lender" means Reckson Operating Partnership, L.P., a Delaware limited partnership.

                  "Letter of Credit" means any Commercial Letter of Credit or Standby Letter of Credit.

                  "Letter of Credit Fee" has the meaning set forth in Section 10.1(f).

                  "Letter of Credit Obligations" means, at any particular time, the sum of (i) all outstanding Reimbursement Obligations, (ii) the aggregate undrawn face amount of all outstanding Letters of Credit, and
         (iii) the aggregate face amount of all Letters of Credit requested by the Lender but not yet issued.

                  "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as an Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and the Lender and as are not materially adverse (in the judgment of such Issuing Bank) to the interests of the Lender; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

                  "Lien" means, with respect to any asset of a Person, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (iii) in the case of securities, any purchase option, call or similar right of any other Person with respect to such securities.

                  "Loans" has the meaning assigned to such term in Section 2.1.

                  "Material Adverse Effect" means any material and adverse effect on (i) the consolidated business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower and its Subsidiaries, (ii) the ability of the Borrower timely to perform any of its material obligations, or of the Lender to exercise

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          any remedy,  under this  Agreement  or (iii) the  legality,  validity, binding nature or enforceability of this Agreement.

                  "Net Assets" means, with respect to the Borrower, the greater of (i) the sum of the Borrower's paid-in capital and retained earnings or (ii) the excess of the Value of all of the Borrower's assets of any kind over the Borrower's Adjusted Indebtedness.

                  "Permitted Liens" means, collectively, the following: (i) Liens expressly approved by the Lender, which approval shall not be unreasonably withheld; (ii) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained (in accordance with GAAP); and
         (iii) Liens existing on the date hereof.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Prime Rate" means the prime rate (or if a range is given, the highest prime rate) listed under "Money Rates" in The Wall Street Journal for such date or, if The Wall Street Journal is not published on such date, then in The Wall Street Journal most recently published.

                  "Reckson" means Reckson Associates Realty Corp., a Maryland corporation.

                  "Reimbursement Obligations" means the aggregate non-contingent reimbursement or repayment obligations of the Borrower with respect to amounts drawn under Letters of Credit.

                  "Responsible Officer" means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or any vice president, senior vice president or executive vice president of the General Partner.

                  "RSI Facility Agreement" means the credit agreement dated the date hereof between Borrower and Lender in respect of the operations of Reckson Service Industries, Inc.

                  "RSVP Platform" means a particular real estate market sector in which RSVP invests.

                  "SEC" means the Securities and Exchange Commission (or any successor Governmental Authority).

                  "Standby Letter of Credit" means any Letter of Credit issued by the Issuing Bank pursuant to Section 10.1 for the account of the Lender, which is not a Commercial Letter of Credit.

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


                  "Subsidiary"  means,  at any  time  and  with  respect  to any
         Person, any other Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or with respect to other matters of such Person are at the time owned, or the management or policies of which is otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by such first Person. Unless otherwise qualified or the context indicates clearly to the contrary, all references to a "Subsidiary" or "Subsidiaries" in this Agreement refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Taxes"  has the  meaning  assigned  to such  term in  Section
         4.3(a).

                  "Value" means, with respect to any asset owned by the Borrower, the present value of the net cash flow reasonably projected by the Borrower to be received with respect to its ownership of such assets, discounted at an interest rate that the Borrower reasonably determines appropriate given the risks associated with such asset and such projected net cash flow, but in no event at an interest rate lower than 2% above the Prime Rate in effect at the time that the determination of Value is made.

                                   ARTICLE II

                          THE REVOLVING CREDIT FACILITY

     Section 2.1 Commitment and Loans. Until the Commitment Termination Date, subject to the terms and conditions of this Agreement, the Lender agrees to make revolving credit loans (collectively, "Loans") in dollars to the Borrower in an aggregate principal amount at any one time outstanding, and taking into account any Letters of Credit issued pursuant to the terms of Article X, not to exceed the Commitment.

     Section 2.2 Borrowing Procedure. In order to borrow a Loan, the Borrower shall give a Borrowing Request to the Lender, by telephone, telex or telecopy or in writing, not later than 10:30 A.M., New York time, on the third Business Day before the Borrowing Date (or such later time or date as the Lender may in its sole discretion permit). (If any Borrowing Request is made otherwise than in writing, Borrower shall promptly confirm such Borrowing Request in writing.) Subject to satisfaction, or waiver by the Lender, of each of the applicable conditions precedent contained in Article VI, on the Borrowing Date the Lender shall make available, in immediately available funds, to the Borrower the amount of the requested Loan.

     Section 2.3 Termination and Reduction of Commitment. The Borrower may terminate the Commitment, or reduce the amount thereof, by giving written notice to the Lender, not later than 5:00 P.M., New York time, on the fifth Business Day prior to the date of termination or reduction (or such later time or date as the Lender may in its sole discretion permit).

     Section 2.4 Repayment. Loans shall be repaid, together with all accrued and unpaid interest thereon, on the Commitment Termination Date.

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

     Section 2.5 Optional Prepayment. The Borrower may prepay Loans by giving notice (specifying the Loans to be prepaid in whole or in part, the principal amount thereof to be prepaid and the date of prepayment) to the Lender, by telephone, telex, telecopy or in writing not later than 12:00 noon, New York time, on the fourth Business Day preceding the proposed date of prepayment (or such later time or date as the Lender may in its sole discretion permit). (If any such prepayment notice is made otherwise than in writing, Borrower shall promptly confirm such notice in writing.) Each such prepayment shall be at the aggregate principal amount of the principal being prepaid, together with accrued interest on the principal being prepaid to the date of prepayment and the amounts required by Section 4.3. Subject to the terms and conditions of this Agreement, prepaid Loans may be reborrowed.

                                  ARTICLE III.

                               INTEREST AND FEES

     Section 3.1 Interest Rate. Each Loan shall bear interest from the date made until the date repaid, payable in arrears, with respect to Interest Periods of three months or less, on the last day of such Interest Period, and with respect to Interest Periods longer than three months, on the day which is three months after the commencement of such Interest Period and on the last day of such Interest Period, at a rate per annum equal to the greater of (i) the sum of (x) 2% and (y) the Prime Rate for the applicable Interest Period and (ii) 12%. With respect to each Loan outstanding for one year or longer, such 12% rate shall increase to 12.48%, 12.98%, 13.50% and 14.04% as of the anniversary of the making of such Loan, for the second, third, fourth and fifth years that such Loan is outstanding, respectively. Notwithstanding the foregoing, if the amount of interest to be paid by the Borrower to the Lender exceeds the amount of EBITDA of the Borrower for the immediately preceding calendar quarter (ending the last day of September, December, March, or June), the Borrower shall not be obligated to repay the amount of interest in excess of EBITDA of the Borrower for such period. Any such amount of unpaid interest shall be added to principal and shall accrue interests thereon. Payments under the Notes shall be applied first to any fees, costs or expenses due under the Notes or hereunder, then to interest, and then to principal. Notwithstanding any other provision of this Agreement, all outstanding principal and interest of the Loan and all other amounts payable hereunder, if not sooner paid, shall be due and payable on the Commitment Termination Date.

     Section 3.2 Interest on Overdue Amounts. All overdue amounts (including principal, interest and fees) hereunder, and, during the continuance of any Event of Default that shall have occurred, each Loan, shall bear interest, payable on demand, at a rate per annum equal to the greater of (i) the sum of
(x) 3% and (y) Prime Rate for the applicable Interest Period and (ii) 13%. With respect to each Loan outstanding for one year or longer, such 13% rate shall increase to 13.48%, 13.98%, 14.50% and 15.04% as of the anniversary of the making of such Loan for the second, third, fourth and fifth years that such Loan is outstanding, respectively.

     Section 3.3 Maximum Interest Rate. (a) Nothing in this Agreement shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 11.1 is intended to limit the rate of interest payable for the account of the Lender to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted with respect to the Lender by supervening provisions of U.S. Federal law.

             (b) If the amount of interest payable for the account of the Lender on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article III, would exceed the maximum amount permitted by applicable law to be charged by the Lender, the amount of interest payable for its account on such interest payment date shall automatically be reduced to such maximum permissible amount.

             (c) If the amount of interest payable for the account of the Lender in respect of any interest computation period is reduced pursuant to Section 3.3(b) and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the maximum amount permitted by law to be charged by the Lender, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of the Lender has been increased pursuant to this Section 3.3(c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to Section 3.3(b).

                                   ARTICLE IV.

                            DISBURSEMENT AND PAYMENT

             Section 4.1 Method and Time of Payments.

             (a) All payments by the Borrower hereunder shall be made without setoff or counterclaim to the Lender, for its account, in dollars and in immediately available funds to the account of the Lender theretofore designated in writing to the Borrower not later than 12:00 noon, New York time, on the date when due or, in the case of payments pursuant to Sections 4.3 and 4. 4 or payments otherwise specified as payable upon demand, forthwith upon written demand therefor.

             (b) Whenever any payment from the Borrower shall be due on a day that is not a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

             Section 4.2 Compensation for Losses. 1. If (i) the Borrower prepays Loans, (ii) the Borrower revokes any Borrowing Request or (iii) Loans (or portions thereof) shall become or be declared to be due prior to the scheduled maturity thereof, then the Borrower shall pay to the Lender an amount that will compensate the Lender for any loss (other than lost profit) or premium or penalty incurred by the Lender as a result of such prepayment, declaration or revocation in respect of funds obtained for the purpose of making or maintaining the Lender's Loans, or any portion thereof. Such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so paid or prepaid, or not borrowed, for the period from the date of such payment or prepayment or failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the expected Borrowing Date) in each case at the applicable rate of interest for such Loan over (ii) the amount of interest (as reasonably determined by the Lender) that would have accrued on such amount were it on deposit for a comparable period with leading banks in the London interbank market.

             (b) If requested by the Borrower, in connection with a payment due pursuant to this Section 4.2, the Lender shall provide to the Borrower a certificate setting forth in reasonable detail the amount required to be paid by the Borrower to the Lender and the computations made by the Lender to determine such amount. In the absence of manifest error, such certificate shall be conclusive as to the amount required to be paid.

             Section 4.3 Withholding and Additional Costs.

             (a) Withholding. All payments under this Agreement (including payments of principal and interest) shall be payable to the Lender free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges (collectively, "Taxes"). If any Taxes are required to be withheld or deducted from any amount payable under this Agreement, then the amount payable under this Agreement shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to the Lender the amount stated to be payable under this Agreement. The Borrower shall also hold the Lender harmless and indemnify it for any stamp or other taxes with respect to the preparation, execution, delivery, recording, performance or enforcement of this Agreement (all of which shall be included within "Taxes"). If any of the Taxes specified in this Section 4.3(a) are paid by the Lender, the Borrower shall, upon demand of the Lender, promptly reimburse the Lender for such payments, together with any interest, penalties and expenses incurred in connection therewith. The Borrower shall deliver to the Lender certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder.

             (b) Additional Costs. Subject to Section 4.3(c), and without duplication of any amounts payable described in Section 4.2 or 4.3(a), if after the date hereof any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof or the enactment of any law or regulation shall either (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Lender's Commitment or Loans or (2) impose on the Lender any other condition regarding this Agreement, its Commitment or the Loans and the result of any event referred to in clause (1) or (2) shall be to increase the cost to the Lender of maintaining its Commitment or any Loans made by the Lender (which increase in cost shall be calculated in accordance with the Lender's reasonable averaging and attribution methods) by an amount which the Lender deems to be material, then, upon demand by the Lender, the Borrower shall pay to the Lender an amount equal to such increase in cost.

             (c) Certificate, Etc. If requested by the Borrower, in connection with any demand for payment pursuant to this Section 4.3, the Lender shall provide to the Borrower a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrower to the Lender, the computations made by the Lender to determine such amount and satisfaction of the conditions set forth in the next sentence. Anything to the contrary herein notwithstanding, the Lender shall not have the right to demand any payment or compensation under this
Section 4.3 (i) with respect to any period more than 180 days prior to the date it has made a demand pursuant to this Section 4.3, and (ii) to the extent that the Lender determines in good faith that the interest rate on the relevant Loans appropriately accounts for any increased cost or reduced rate of return. In the absence of manifest error, the certificate referred to above shall be conclusive as to the amount required to be paid.

             Section 4.4 Expenses; Indemnity. 1. The Borrower agrees: (i) to pay or reimburse the Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of Brown & Wood LLP, counsel to the Lender; and (ii) to pay or reimburse the Lender for all reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Lender. The Borrower also agrees to indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement.

             (b) The Borrower agrees to indemnify the Lender and its directors, officers, partners, employees, agents and Affiliates (for purposes of this paragraph, each, an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all claims, liabilities, damages, losses, costs, charges and expenses (including fees and expenses of counsel) incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated by this Agreement, the performance by the parties thereto of their respective obligations under this Agreement or the consummation of the transactions and the other transactions contemplated by this Agreement,
(ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

             (c) All amounts due under this Section 4.4 shall be payable in immediately available funds upon written demand therefor.

             Section 4.5 Survival. The provisions of Sections 4.2, 4.3 and 4.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the reduction or termination of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Lender.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

             Section 5.1 Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make Loans and the other financial accommodations to the Borrower and to induce the Lender to obtain Letters of Credit on its behalf as described herein, the Borrower represents and warrants to the Lender as follows:

             (a) Good Standing and Power.  The Borrower and each Subsidiary is a limited partnership or corporation, duly organized and validly existing in good standing under the laws of the jurisdiction of its organization; each has the power to own its property and to carry on its business as now being conducted; and each is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified, or to be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

             (b) Authority. The Borrower has full power and authority to execute and deliver, and to incur and perform its obligations under, this Agreement, which has been duly authorized by all proper and necessary action. No consent or approval of limited partners is required as a condition to the validity or performance of, or the exercise by the Lender of any of its rights or remedies under, this Agreement.

             (c) Authorizations. All authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from any Governmental Authority or other Person necessary for the execution, delivery and performance by the Borrower of, and the incurrence and performance of each of its obligations under, this Agreement, and the exercise by the Lender of its remedies under this Agreement have been effected or obtained and are in full force and effect.

             (d) Binding Obligation. This Agreement constitutes the valid and legally binding obligation of the Borrower enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (e) Litigation. There are no proceedings or investigations now pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any Governmental Authority which, individually or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect.

             (f) No Conflicts. There is no statute, regulation, rule, order or judgment, and no provision of any agreement or instrument binding upon the Borrower or any

          Subsidiary, or affecting their properties, and no provision of the certificate of limited partnership, certificate of incorporation, agreement of limited partnership or by-laws (or similar constitutive instruments) of the Borrower or any Subsidiary, that would prohibit, conflict with or in any way impair the execution or delivery of, or the incurrence or performance of any obligations of the Borrower under, this Agreement, or result in or require the creation or imposition of any Lien on property of the Borrower or any Subsidiary as a consequence of the execution, delivery and performance of this Agreement.

             (g) Taxes. The Borrower and the Subsidiaries each has filed or caused to be filed all tax returns that are required to be filed and paid all taxes that are required to be shown to be due and payable on said returns or on any assessment made against it or any of its property and all other taxes, assessments, fees, liabilities, penalties or other charges imposed on it or any of its property by any Governmental Authority, except for any taxes, assessments, fees, liabilities, penalties or other charges which are being contested in good faith and (unless the amount thereof is not material to the Borrower's consolidated financial condition) for which adequate reserves have been established in accordance with GAAP.

             (h) Properties. The Borrower and the Subsidiaries each has good and marketable title to, or valid leasehold interests in, all of its respective properties and assets. All such assets and properties are so owned or held free and clear of all Liens, except Permitted Liens.

             (i) Compliance with Laws and Charter Documents. Neither the Borrower nor any Subsidiary is, or as a result of performing any of its obligations under this Agreement will be, in violation of (a) any law, statute, rule, regulation or order of any Governmental Authority applicable to it or its properties or assets or (b) its certificate of limited partnership, certificate of incorporation, agreement of limited partnership, by-laws or any similar document.

             (j) No Material Adverse Effect. Since May 15, 1997, there has not occurred or arisen any event, condition or circumstance that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

             (k) Disclosure. All information relating to the Borrower or its Subsidiaries delivered in writing to the Lender in connection with the negotiation, execution and delivery of this Agreement is true and complete in all material respects. There is no material fact of which the Borrower is aware which, individually or in the aggregate, would reasonably be expected adversely to influence the Lender's credit analysis relating to the Borrower and its Subsidiaries which has not been disclosed to the Lender in writing.

     Section 5.2 Survival. All representations and warranties made by the Borrower in this Agreement, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, shall be considered to have been relied upon by the Lender,

(ii) survive the making of Loans and the issuance of or payment under any Letter of Credit regardless of any investigation made by, or on behalf of, the Lender and (iii) continue in full force and effect as long as the Commitment has not been terminated and, thereafter, so long as any Loan, Letter of Credit fee or other amount payable under this Agreement remains unpaid.

                                  ARTICLE VI.

                              CONDITIONS PRECEDENT

     Section 6.1 Conditions to the Availability of the Commitment and Letters of Credit. The obligations of the Lender (including its obligators in respect of Letters of Credit) hereunder are subject to, and the Lender's Commitment shall not become available until the earliest date (the "Effective Date") on which each of the following conditions precedent shall have been satisfied or waived in writing by the Lender:

             (a) This Agreement. The Lender shall have received this Agreement duly executed and delivered by the Borrower.

             (b) Certificate of Incorporation and By-Laws. The Lender shall have received the following:

             (i) a copy of the Certificate of Incorporation of the Borrower, as in effect on the Effective Date, certified by the Secretary of State of Delaware, and a certificate from such Secretary of State as to the good standing of the Borrower, in each case as of a date reasonably close to the Effective Date; and

             (ii) a certificate of a Responsible Officer of the Borrower, dated the Effective Date, and stating that attached thereto is a true and complete copy of the By-Laws of the Borrower as in effect on such date.

             (c) Representations and Warranties. The representations and warranties contained in Section 5.1 shall be true and correct on the Effective Date, and the Lender shall have received a certificate, signed by a Responsible Officer of the Borrower, to that effect.

             (d) Other Documents. The Lender shall have received such other certificates, opinions and other documents as the Lender reasonably may require.

     Section 6.2 Conditions to All Loans and Letters of Credit. The obligations of the Lender to make each Loan and to obtain Letters of Credit are subject to the conditions precedent that, on the date of each Loan or Letter of Credit and after giving effect thereto, each of the following conditions precedent shall have been satisfied, or waived in writing by the Lender:

             (a) Borrowing Request. The Lender shall have received a Borrowing Request in accordance with the terms of this Agreement.

             (b) No Default. No Default or Event of Default shall have occurred and be continuing, nor shall any Default or Event of Default occur as a result of the making of such Loan or obtaining such Letter of Credit.

             (c) Debt-to-Equity Ratio. The Lender shall have received from the Borrower a certificate demonstrating that the ratio of the Borrower's Adjusted Indebtedness to the Borrower's Net Assets, taking into account the requested Loan or Letter of Credit and the assets, if any, to be acquired by the Borrower with the proceeds of such Loan or Letter of Credit, shall not exceed 4-to-1.

             (d) Representations and Warranties; Covenants. The representations and warranties contained in Section 5. 1 shall have been true and correct when made and (except to the extent that any representation or warranty speaks as of a date certain) shall be true and correct on the Borrowing Date with the same effect as though such representations and warranties were made on such Borrowing Date; and the Borrower shall have complied with all of its covenants and agreements under this Agreement.

             (e) REIT Status of Reckson. The borrowing shall not, in the sole judgment of the Lender, endanger Reckson's status as a REIT.

             (f) Certain Loans Subject to Reckson's Approval. In respect of any Loan or Letter of Credit or Loans or Letters of Credit aggregating $25 million in a single RSVP Platform, Reckson shall have approved the Lender's making such Loan or obtaining such Letter of Credit in its sole discretion.

     Section 6.3 Satisfaction of Conditions Precedent. Each of (i) the delivery by the Borrower of a Borrowing Request (unless the Borrower notifies the Lender in writing to the contrary prior to the Borrowing Date) and (ii) the acceptance of the proceeds of a Loan or the delivery of the Letter of Credit shall be deemed to constitute a certification by the Borrower that, as of the Borrowing Date, each of the conditions precedent contained in Section 6. 2 has been satisfied with respect to the Loan then being made or the Letter of Credit then being issued.

                                   ARTICLE VII

                                    COVENANTS

     Section 7.1 Affirmative Covenants. Until satisfaction in full of all the obligations of the Borrower under this Agreement and termination of the Commitment of the Lender hereunder, the Borrower will:

             (a) Financial Statements;  Compliance Certificates.  Furnish to the
         Lender:

             (i) as soon as available, but in no event more than 60 days following the end of each of the first three quarters of each fiscal year, copies of the Borrower's Quarterly Report on Form 10-Q being filed with the SEC, which shall include a consolidated balance sheet and consolidated income statement of the Borrower and the Subsidiaries for such quarter;

               (ii) as soon as available, but in no event more than 120 days following the end of each fiscal year, a copy of the Borrower's Annual Report on Form 10-K being filed with the SEC, which shall include the consolidated financial statements of the Borrower and the Subsidiaries, together with a report thereon by Ernst & Young LLP (or another firm of independent certified public accountants reasonably satisfactory to the Lender), for such year;

               (iii) within five Business Days of any Responsible Officer of the Borrower obtaining knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of a Responsible Officer of the Borrower stating that such certificate is a "Notice of Default" and setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and

               (iv) such additional information, reports or statements, regarding the business, financial condition or results of operations of the Borrower and its Subsidiaries, as the Lender from time to time may reasonably request.

          (b) Existence. Except as permitted by Section 7. 2(a), maintain its existence in good standing and qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (c) Compliance with Law and Agreements. Comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, orders, rules, regulations and requirements of all Governmental Authorities and with all agreements except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (d) Authorizations. Obtain, make and keep in full force and effect all
     authorizations   from  and  registrations  with  Governmental   Authorities
     required for the validity or enforceability of this Agreement.

          (e) Inspection. Permit, and cause each Subsidiary to permit, the Lender to have one or more of its officers and employees, or any other Person designated by the Lender, to visit and inspect any of the properties of the Borrower and the Subsidiaries and to examine the minute books, books of account and other records of the Borrower and the Subsidiaries, and to photocopy extracts from such minute books, books of account and other records, and to discuss its affairs, finances and accounts with its officers and with the Borrower's independent accountants, during normal business hours and at such other reasonable times, for the purpose of monitoring the Borrower's compliance with its obligations under this Agreement.

     (f) Maintenance of Records. Keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs.

     (g) Notice of Defaults and Adverse Developments. Promptly notify the Lender upon the discovery by any Responsible officer of the occurrence of (i) any Default or Event of Default; (ii) any event, development or circumstance whereby the financial statements most recently furnished to the Lender fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operating results of the Borrower and the Subsidiaries as of the date of such financial statements; (iii) any material litigation or proceedings that are instituted or threatened (to the knowledge of the Borrower) against the Borrower or any Subsidiary or any of their respective assets; (iv) any event, development or circumstance which, individually or in the aggregate, could reasonably be expected to result in an event of default (or, with the giving of notice or lapse of time or both, an event of default) under any Indebtedness and the amount thereof; and (v) any other development in the business or affairs of the Borrower or any Subsidiary if the effect thereof would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; in each case describing the nature thereof and the action the Borrower proposes to take with respect thereto.

     Section 7.2 Negative Covenants. Until satisfaction in full of all the obligations of the Borrower under this Agreement and termination of the Commitment of the Lender hereunder, the Borrower will not:

             (a) Mergers, Consolidations and Sales of Assets. Wind up, liquidate or dissolve its affairs or enter into any merger, consolidation or share exchange, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time), whether in one or a series of transactions, all or any substantial part of its assets, or permit any Subsidiary so to do, unless such transaction or series of transactions are expressly approved by the Lender, which approval shall not be unreasonably withheld.

             (b) Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income, except Permitted Liens.

             (c) Indebtedness. Create, incur, issue, assume, guarantee or suffer to exist any Indebtedness, except:

                 (i) Indebtedness to the Lender under this Agreement or under the RSI Facility Agreement,

                 (ii)   Non-recourse   Indebtedness  of  the  Borrower  and  any
         Subsidiary secured by mortgages, encumbrances or liens specifically permitted by Section 7. 2(b), and

                 (iii) Indebtedness expressly approved by the Lender in writing, which approval may be withheld in the Lender's sole discretion.

     (d) Dividends. Declare any dividends on any of its shares of capital stock unless such dividend or distribution is expressly approved in writing by the Lender.

     (e) Certain Amendments. Amend, modify or waive, or permit to be amended, modified or waived, any provision of its Certificate of Incorporation unless, within not less than 5 days prior to such amendment, modification or waiver (or such later time as the Lender may in its sole discretion permit), the Borrower shall have given the Lender notice thereof, including all relevant terms and conditions thereof, and the Lender shall have consented in writing thereto.

                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

     Section 8.1 Events of Default. If one or more of the following events (each, an "Event of Default") shall occur:

     (a) The Borrower shall fail duly to pay any principal of any Loan or Letter of Credit when due, whether at maturity, by notice of intention to prepay or otherwise; or

     (b) The Borrower shall fail duly to pay any interest, fee or any other amount payable under this Agreement within two days after the same shall be due; or

     (c) Borrower shall fail duly to observe or perform any term, covenant, or agreement contained in Section 7. 2; or

     (d) The Borrower shall fail duly to observe or perform any other term, covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days; or

     (e) Any representation or warranty made or deemed made by the Borrower in this Agreement, or any statement or representation made in any certificate, report or opinion delivered by or on behalf of the Borrower in connection with this Agreement, shall prove to have been false or misleading in any material respect when so made or deemed made; or

     (f) The Borrower shall fail to pay any Indebtedness (other than obligations here under) in an amount of $100,000 or more when due; or any such Indebtedness having an aggregate principal amount outstanding of $100,000 or more shall become or be declared to be due prior to the expressed maturity thereof; or

     (g) An involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency, reorganization or similar law or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of more than 60 days; or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect; or

     (h) The Borrower shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or any of them shall consent to the entry of a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or any of them shall file a petition or answer or consent seeking reorganization or relief under any applicable law, or any of them shall consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or any substantial part of its property, or the Borrower shall make an assignment for the benefit of creditors, or the Borrower shall admit in writing its inability to pay its debts generally as they become due, or the Borrower shall take corporate action in furtherance of any such action;

     (i) One or more judgments against the Borrower or attachments against its property, which in the aggregate exceed $100,000, or the operation or result of which could be to interfere materially and adversely with the conduct of the business of the Borrower remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of more than 30 days; or

     (j) Any court or governmental or regulatory authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which prohibits, enjoins or otherwise restricts, in a manner that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, any of the transactions contemplated under this Agreement; or

     (k) Any Event of Default shall occur and be continuing under the RSI Facility Agreement.

then, and at any time during the continuance of such Event of Default, the Lender may, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitment, Credit Obligations and any obligations of the Lender to obtain Letters of Credit pursuant to this Agreement and (ii) declare any Credit Obligations then outstanding to be due, whereupon the principal of the Credit Obligations so declared to be due, together with accrued interest thereon and any unpaid amounts accrued under this Agreement, shall become forthwith due, without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower); provided that, in the case of any Event of Default described in Section 8. 1(g) or (h) occurring with respect to the Borrower, the Commitment and any obligations of the Lender to obtain Letters of Credit pursuant to this Agreement shall automatically and immediately terminate and the principal of all Loans then outstanding, together with accrued interest thereon and any unpaid amounts accrued under this Agreement, shall automatically and immediately become due without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower).

                                   ARTICLE IX.

                          EVIDENCE OF LOANS; TRANSFERS

     Section 9.1 Evidence of Loans and Letters of Credit. 1. The Lender shall maintain accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender and each Letter of Credit issued for the benefit of the Borrower from time to time, including the amounts of principal and interest payable and paid to the Lender in respect of Loans or Letters of Credit.

     (b) The Lender's written records described above shall be available for inspection during ordinary business hours by the Borrower from time to time upon reasonable prior notice to the Lender.

     (c) The entries made in the Lender's written or electronic records and the foregoing accounts shall be prima facie evidence of the existence and amounts of the indebtedness of the Borrower therein recorded; provided, however, that the failure of the Lender to maintain any such account or such records, as applicable, or any error therein, shall not in any manner affect the validity or enforceability of any obligation of the Borrower to repay any Loan actually made by the Lender in accordance with the terms of this Agreement.

                                    ARTICLE X

                                LETTERS OF CREDIT

     Section 10.1 Letters of Credit. Until the Commitment Termination Date and subject to the terms and conditions set forth in this Agreement, the Lender hereby agrees to obtain from an Issuing Bank for the account of the Borrower one or more Letters of Credit, subject to the following provisions:

     (a) Types and Amounts. The Lender shall not have any obligation to obtain, or cause the amendment or extension of any Letter of Credit at any time:

         (i) if the aggregate Letter of Credit Obligations with respect to the Issuing Bank, after giving effect to the issuance, amendment or extension of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon the Issuing Bank;

         (ii) if, immediately after giving effect to the issuance, amendment or extension of such Letter of Credit, (1) the Letter of Credit Obligations at such time would exceed [$10,000,000] or (2) the Credit Obligations at such time would exceed the Commitment at such time, or (3) one or more of the conditions precedent contained in Sections 6.1 or 6.2, as applicable, would not on such date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to the Lender (and the Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Sections 6.1 or 6.2, as applicable, have been satisfied);

                 (iii)  which has an  expiration  date later than the earlier of
         (A) the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof) or (B) the Business Day next preceding the scheduled Commitment Termination Date; or

                 (iv) which is in a currency other than dollars.

             (b) Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Sections 6.1 and 6.2, as applicable, the obligation of the Lender to obtain from an Issuing Bank, or to cause the amendment or extension of any Letter of Credit is subject to the satisfaction in full of the following conditions:

                 (i) if the Lender so requests, the Borrower shall have executed and delivered to the Lender a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

                 (ii) the terms of the proposed Letter of Credit shall be satisfactory to the Lender in its sole discretion.

          (c) Issuance of Letters of Credit. 1. The Borrower shall give the Lender written notice that it requires the issuance of a Letter of Credit not later than 11:00 a.m. (New York time) on the third (3rd) Business Day preceding the requested date for issuance thereof under this Agreement. Such notice shall be irrevocable unless and until such request is denied by the Lender and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (B) the stated amount of the Letter of Credit requested, (C) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (D) the date on which such Letter of Credit is to expire (which shall be a Business Day and no later than the Business Day immediately preceding the scheduled Commitment Termination Date), (E) that such Letter of Credit is to be issued for the benefit of the Borrower, (F) other relevant terms of such Letter of Credit, (G) the Available Commitment at such time and (H) the amount of the then outstanding Letter of Credit Obligations.

                 (ii) The Lender shall give the Borrower written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment or extension of a Letter of Credit.

          (d) Reimbursement Obligations; Duties of the Lender.

                 (i) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

                     (A) the  Borrower  shall  reimburse  the Lender for amounts drawn under its Letter of Credit, in dollars, no later than the date (the "Reimbursement Date") which is the earlier of (I) the time specified in the applicable Letter of Credit

               Reimbursement Agreement and (II) three (3) Business Days after the Borrower receives written notice from the Lender that payment has been made under such Letter of Credit by the Issuing Bank; and

                     (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the Prime Rate in accordance with Section 3.1 from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date.

                 (ii) The Lender shall give the Borrower written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by the Borrower, as the case may be, on account of a Reimbursement Obligation.

                 (iii) In determining whether to pay under any Letter of Credit, it is understood that the Issuing Bank shall have no obligation other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

     (e) Payment of Reimbursement Obligations. (i) The Borrower unconditionally agrees to pay to the Lender, in dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to the Lender under or in connection with the Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Lender or any other Person.

     (f) Letter of Credit Fee Charges. In connection with each Letter of Credit, the Borrower hereby covenants to pay to the Lender the following Letter of Credit Fee payable quarterly in arrears (on the first Banking Day of each calendar quarter following the issuance of each Letter of Credit): a fee, for the Lender's own account, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum equal to the Lender's cost in obtaining the Letter of Credit plus a spread equal to the difference between the interest rate payable on Loans hereunder less the Lender's cost of borrowing under the Lender's credit facility (or, in the absence of a credit facility, the Prime Rate as announced by Citibank N.A.). Notwithstanding the foregoing, if amounts payable pursuant to this Section 10.1(f) together with any interest payable pursuant to Section 3.1, exceed the amount of EBITDA of the Borrower for the immediately preceding calendar quarter (ending the last day of September, December, March or June), the Borrower shall not be obligated to repay the amounts payable under this Section 10.1(f) which when added to the interest payable pursuant to Section 3.1 exceeds EBITDA of the Borrower for such period. Any such amount in excess of EBITDA shall be added to principal hereunder and shall accrue interest thereon in accordance with Section 3.1.

     (g) Letter of Credit Reporting Requirements. The Lender shall, upon the request of the Borrower, provide to the Borrower separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued as Letters of Credit, in form and substance reasonably satisfactory to the Borrower, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and any information requested by the Borrower relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued as contemplated hereunder.

     (h) Indemnification; Exoneration. 1. In addition to all other amounts payable to the Lender, the Borrower hereby agrees to defend, indemnify, and save the Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), reasonable costs, reasonable charges and reasonable expenses (including reasonable attorneys fees but excluding taxes) which the Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the Lender, as determined by a court of competent jurisdiction, or (B) the failure of the Issuing Bank to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

            (ii) As between the Borrower on the one hand and the Lender on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiary of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Lender shall not be responsible for: (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the Borrower to duly comply with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the Borrower of the proceeds of any drawing Letter of Credit; and (H) any consequences arising from causes beyond the control of the Lender, other than of the foregoing resulting from the gross negligence or willful misconduct of the Lender.

                                  ARTICLE XI.

                                  MISCELLANEOUS

     Section 11.1 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     Section 11.2 Waiver of Jury. THE BORROWER AND THE LENDER EACH HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

     Section 11.3 Jurisdiction and Venue; Service of Process. 1. The Borrower and the Lender each hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and to the laying of venue in the Borough of Manhattan The City of New York. The Borrower and the Lender each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) Borrower agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.7 or at such other address of which the Lender shall have been notified pursuant thereto. The Borrower further agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (c) The Borrower waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     Section 11.4 Confidentiality. The Lender agrees (on behalf of itself and each of its Affiliates, partners, officers, employees and representatives) to use its best efforts to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with commercially reasonable business practices, any Confidential Information; provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Lender, (iii) to auditors or accountants, (iv) by the Lender to an Affiliate thereof, or (v) in connection with any litigation relating to enforcement of this Agreement; provided further, that, unless specifically prohibited by applicable law or court order, the Lender shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any Confidential Information (x) by any Governmental Authority or representative thereof or (y) pursuant to legal process.

     Section 11.5 Amendments and Waivers. 1. Any provision of this Agreement may be amended, modified, supplemented or waived, but only by a written amendment or supplement, or written waiver, signed by the Borrower and the Lender.

     (b) Except to the extent expressly set forth therein, any waiver shall be effective only in the specific instance and for the specific purpose for which such waiver is given.

     Section 11.6 Cumulative Rights; No Waiver. Each and every right granted to the Lender hereunder or under any other document delivered in connection herewith, or allowed it by law or equity, shall be cumulative and not exclusive and may be exercised from time to time. No failure on the part of the Lender to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

     Section 11.7 Notices. Any communication, demand or notice to be given hereunder will be duly given when delivered in writing or by telecopy to a party at its address as indicated below or such other address as such party may specify in a notice to the other party hereto. A communication, demand or notice given pursuant to this Agreement shall be addressed:

                  If to the Borrower, to:

                           Reckson Service Industries, Inc.
                           225 Broadhollow Road
                           Melville, New York  11747

                           Telecopy:          (516) 719-7400

                           Attention:          Chief Financial Officer

                  If to the Lender, to:

                           Reckson Operating Partnership, L.P.
                           225 Broadhollow Road
                           Melville, New York  11747

                           Telecopy:          (516) 694-6900

                           Attention:          Chief Financial Officer

     This Section 11.7 shall not apply to notices referred to in Article II of this Agreement, except to the extent set forth therein.

     Section 11.8 Certain Acknowledgments. The Borrower hereby confirms and acknowledges that (a) the Lender does not have any fiduciary or similar relationship to the Borrower by virtue of this Agreement and the transactions contemplated herein and that the relationship established by this Agreement between the Lender and the Borrower is solely that of creditor and debtor and
(b) no joint venture exists between the Borrower and the Lender by virtue of this Agreement and the transactions contemplated herein.

     Section 11.9 Separability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity,

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

legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     Section 11.10 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign any of its rights hereunder without the prior written consent of the Lender, and any purported assignment by the Borrower without such consent shall be void.

     Section 1l.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         RECKSON SERVICE INDUSTRIES, INC.,
                                         as Borrower

                                         By: ________________________________
                                                Name:
                                                Title:

                                         RECKSON OPERATING PARTNERSHIP, L.P.,
                                         as Lender

                                         By:    Reckson Associates Realty Corp.,
                                                its general partner


                                         By: ________________________________
                                                Name:
                                                Title:



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